                                                                    Exhibit 10.3













                            DENISON HYDRAULICS, INC.

                         REVOLVING CREDIT LOAN AGREEMENT

                                   May 18,1999

                                  Table of Contents

                                                                           Page

ARTICLE 1. REVOLVING CREDIT LOANS .......................................    1
   1.1 Revolving Credit Commitment ......................................    1
   1.2 Conversion Options ...............................................    2
   1.3 Revolving Credit Note ............................................    2
   1.4 Use of Revolving Credit Loan Funds ...............................    4
   1.5 Default Rate .....................................................    4
   1.6 Additional Provisions and Limitations Relating to LIBOR Rate Loans    5

ARTICLE 2. PAYMENTS, SETOFFS, SECURITY ..................................    7
   2.1 Payments .........................................................    7
   2.2 Application of Payments ..........................................    7
   2.3 Setoffs ..........................................................    7
   2.4 Collateral .......................................................    7
   2.5 Late Fee .........................................................    7
   2.6 Availability Fee .................................................    8

ARTICLE 3. EXECUTION AND CONDITIONS OF BORROWING ........................    8
   3.1 Opinion of Counsel ...............................................    8
   3.2 Resolution Authorizing Execution of Loan Documents ...............    9
   3.3 Compliance with this Agreement ...................................    9
   3.4 Incumbency Certificate ...........................................    9
   3.5 Execution and Delivery of the Promissory Notes ...................    9

ARTICLE 4. REPRESENTATIONS AND WARRANTIES ...............................   10
   4.1 Organization and Authority to Execute Documents ..................   10
   4.2 Financial Statements .............................................   10
   4.3 No Guaranties of Others' Obligations .............................   10
   4.4 Compliance with Occupational Safety & Health Act .................   10
   4.5 No Undisclosed Liabilities .......................................   10
   4.6 No Undisclosed Subsidiaries ......................................   10
   4.7 Good Title to Assets and No Undisclosed Liens ....................   11
   4.8 Possess Necessary Patents, Trademarks, and Licenses ..............   11
   4.9 No Undisclosed Interest in the Title to Assets ...................   11
  4.10 No Undisclosed Financing Statements ..............................   11
  4.11 No Lawsuits or Judgments .........................................   11
  4.12 Filing and Payment of Taxes ......................................   11
  4.13 No Default of this Agreement .....................................   12
  4.14 Insurance ........................................................   12
  4.15 No Untrue or Misleading Statements or Omissions ..................   12
  4.16 Pollutants .......................................................   12
  4.17 No Margin Activity ...............................................   12

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  4.18      ERISA ....................................................  13
  4.19      Year 2000 ................................................  13

            ARTICLE 5. AFFIRMATIVE COVENANTS .........................  14
   5.1      Annual Financial Statements ..............................  14
   5.2      Periodic Financial Statements ............................  14
   5.3      No Default Certificate ...................................  14
   5.4      Insurance ................................................  14
   5.5      Bank One to be Primary Depository ........................  15
   5.6      Payment of Taxes .........................................  15
   5.7      Compliance with Laws .....................................  15
   5.8      Preserve and Maintain Corporate Rights ...................  15
   5.9      Payment of Legal, Filing, and Closing Costs ..............  15
   5.10     Maintain and Preserve Assets .............................  15
   5.11     ERISA ....................................................  16
   5.12     Notification of Certain Adverse Events ...................  16
   5.13     Notice of the Existence of Pollutants ....................  17
   5.14     Inspection of Books and Records ..........................  17

   ARTICLE 6. NEGATIVE COVENANTS .....................................  18
   6.1      Encumbering Assets .......................................  18
   6.2      Incurring Other Debt .....................................  18
   6.3      Guaranty of Others' Debts ................................  18
   6.4      Merger or Consolidation ..................................  18
   6.5      Transfer of Substantial Portion of Assets ................  18
   6.6      Disposing of Notes/Accounts Receivable ...................  18
   6.7      Amount of Tangible Net Worth .............................  19
   6.8      Funded Debt to EBITDA ....................................  19
   6.9      Interest Coverage Ratio ..................................  19
   6.10     Year 2000 Covenants ......................................  19
   6.11     Transactions with Affiliated Persons .....................  20

   ARTICLE 7. EVENTS OF DEFAULT AND REMEDIES .........................  20
   7.1      Events of Default ........................................  20

   ARTICLE 8. DEFINITIONS ............................................  22
   8.1      Definitions ..............................................  22
   8.2      Generally Accepted Accounting Principles .................  27

   ARTICLE 9. MISCELLANEOUS ..........................................  28
   9.1      Successors and Assigns ...................................  28
   9.2      Notices ..................................................  28
   9.3      Waiver ...................................................  28
   9.4      Duration .................................................  28
   9.5      Governing Law and Jurisdiction ...........................  29

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   9.6      Amendments .....................................  29
   9.7      Severability ...................................  29
   9.8      Captions .......................................  29
   9.9      Arbitration ....................................  29
   9.10     Entire Agreement ...............................  30
   9.11     Waiver Of Jury Trial ...........................  30

EXHIBIT "A" - REVOLVING CREDIT NOTE

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                         REVOLVING CREDIT LOAN AGREEMENT

       THIS REVOLVING CREDIT LOAN AGREEMENT ("Agreement") dated as of May 18, 1999, is entered into by and between DENISON HYDRAULICS, INC., a New York corporation (hereinafter called "Borrower"), and BANK ONE, N.A., a national banking association (hereinafter called "Bank One").

       WHEREAS, Borrower and Bank One are entering into this Agreement to set forth the terms and conditions pursuant to which Bank One will provide a revolving line of credit of $15,000,000 to Borrower; and

       WHEREAS, Borrower and Bank One desire to establish the conditions under which the loan contemplated above will be established;

       NOW THEREFORE, Borrower and Bank One hereby agree as hereinafter set forth.

                        ARTICLE 1. REVOLVING CREDIT LOANS

         1.1 Revolving Credit Commitment. Bank One hereby agrees on the terms and conditions of this Agreement to lend to Borrower the maximum sum of Fifteen Million Dollars ($15,000,000) (the "Revolving Credit Commitment"). The Revolving Credit Commitment shall be available to Borrower, subject to the limitations herein, in whole or part and from time to time until April 30, 2002 (the "Termination Date"), and any amounts borrowed may be repaid in whole or in part and reborrowed until such date. Annually, Bank One shall consider extending the Termination Date for additional periods of one year in duration with such decision regarding extending the Termination Date to be in Bank One's sole discretion. Each borrowing under the Revolving Credit Commitment shall be made in accordance with the provisions of this Section 1.1 and shall be subject to the conditions of Article 4 (a "Revolving Credit Loan").

       Each Revolving Credit Loan shall, at the election of Borrower, be made either in the form of (i) a Variable Rate Loan (individually a "Variable Rate Loan" and collectively the "Variable Rate Loans") or (ii) a LIBOR Rate Loan (individually a "LIBOR Rate Loan" and collectively the "LIBOR Rate Loans"). The aggregate unpaid principal amount of the Variable Rate Loans and the LIBOR Rate Loans at any one time outstanding shall not exceed the Revolving Credit Commitment.

       Each Revolving Credit Loan shall be made pursuant to the request of Borrower to Bank One which request for a Revolving Credit Loan shall specify (i) the total amount of the Revolving Credit Loan (which for the initial borrowing under a LIBOR

Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000) and each borrowing as a LIBOR Rate Loan thereafter shall be in an amount of not less than Two Hundred Fifty Thousand Dollars ($250,000)); (ii) the borrowing date (the "Borrowing Date"), which shall be a Business Day in the case of a Variable Rate Loan and a London Banking Day in the case of a LIBOR Rate Loan; and (iii) whether the Revolving Credit Loan is to be a Variable Rate Loan or a LIBOR Rate Loan (and in the case of a LIBOR Rate Loan, the length of the Interest Period). Requests for Variable Rate Loans may be made on the applicable Borrowing Date. Requests for LIBOR Rate Loans shall be made at least three LIBOR Banking Days prior to the applicable Borrowing Date.

       In the case of a request for a LIBOR Rate Loan, Bank One shall not later than 11:00 a.m., Columbus, Ohio time two London Banking Days prior to the Borrowing Date, give notice to Borrower, of the LIBOR Rate applicable for the Interest Period requested by Borrower. Borrower shall, not later than 11:30 a.m., Columbus, Ohio time two LIBOR Banking Days prior to the Borrowing Date, give notice by telephone confirmed in writing to Bank One whether it wishes (i) to complete such borrowing in the form of a LIBOR Rate Loan; (ii) to complete such borrowing as a Variable Rate Loan; or (iii) to cancel its request for a Revolving Credit Loan. Failure by Borrower to timely deliver such notice shall constitute cancellation of such request.

       1.2 Conversion Options. Borrower may elect from time to time to convert not less than Two Hundred Fifty Thousand Dollars ($250,000) of the Variable Rate Loans then outstanding to LIBOR Rate Loans by giving Bank One irrevocable telephone notice of such election as provided in this Section 1.2. Each LIBOR Rate Loan shall automatically convert to a Variable Rate Loan upon its maturity unless Borrower elects to continue such LIBOR Rate Loan as a LIBOR Rate Loan by giving Bank One irrevocable telephone notice of such election as provided in this Section 1.2. Any such notice pursuant to this Section 1.2 shall be received by Bank One at least two LIBOR Banking Days prior to the proposed conversion date, which shall be a LIBOR Banking Day, and shall specify (i) the conversion date and (ii) the length of the new Interest Period. If no Event of Default then exists, such conversion shall be made on the requested conversion date.

       1.3 Revolving Credit Note. The Revolving Credit Commitment shall be evidenced by a master promissory note (the "Revolving Credit Note") of Borrower executed by a duly authorized officer of Borrower, which shall be in the form of Exhibit "A" attached hereto. Each Revolving Credit Loan made by Bank One and each payment made on account of principal on the Revolving Credit Note shall be recorded by Bank One; provided, however, that the failure of Bank One to make such notation shall not limit or otherwise affect the obligations of Borrower under the Revolving Credit Note or this Agreement. The Revolving Credit Note shall include the following terms:

             (a) Term. The Revolving Credit Note shall be dated as of the date of this Agreement and shall be due and payable in full on or before the Termination Date.

             (b) Interest Rate on Variable Rate Loans. From its date, each Variable Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a Business Year) on the unpaid principal balance at a fluctuating rate per annum equal to the Prime Rate. Any change in the interest rate due to a change in the Prime Rate shall be effective immediately upon and after the date of each such change in the Prime Rate.

             Interest on the Variable Rate Loans shall be payable monthly on the first day of each calendar month (the "Interest Payment Date"), commencing on the first day of the month following the initial disbursement of the initial Revolving Credit Loan.

            (c) Interest Rate on LIBOR Rate Loans. From its date, each LIBOR Rate Loan shall bear interest during the period from the date thereof until and including the maturity date thereof at a rate per annum equal to the LIBOR Rate plus the Margin shown below applicable to LIBOR Rate Loans. The initial Margin for a LIBOR Rate Loan shall be
       87.5 basis points. Borrower shall be obligated to pay with respect to each LIBOR Rate Loan such additional amounts as shall be determined pursuant to Section 1.6. Any change in the interest rate due to a change in the Margin, as described below, shall be effective immediately upon and after the date of each such change in the Margin.

             Interest on LIBOR Rate Loans shall be payable on each Interest Payment Date and at the end of the Interest Period selected by Borrower for each such LIBOR Rate Loan. Interest on all LIBOR Rate Loans shall be calculated on the basis of the actual number of days elapsed over a Business Year.

             For purposes of Section 1.3(c), the Margin applicable to the LIBOR Rate Loans shall be determined as provided in the following table:

       If Borrower's Funded                               LIBOR
       Debt to EBITDA Ratio is:                        Rate Margin
       ------------------------                        -----------

       Equal to or greater than 3:25 to 1:00              1.25%

       Less than 3:25 to 1:00 and                         1.00%
       Equal to or greater than 2:50 to 1:00

       Less than 2:50 to 1:00                             .875%

       Bank One shall calculate Borrower's Funded Debt to EBITA (as defined in
       Section 6.8 hereof) on a rolling four quarter basis and adjusted at each fiscal quarter and promptly upon receipt of Borrower's quarterly ending Financial Statement beginning as of the quarter ending March 31, 1999, and on each quarter ending thereafter. The Margin shall be adjusted appropriately effective as of the date of Bank One's calculation of the Funded Debt to EBITDA.

             (d) Optional Repayments. Outstanding Variable Rate Loans may be repaid in whole or in part at any time, without premium or penalty, in principal amounts not less than the minimum Revolving Credit Loan for any borrowing (after the initial borrowing) under Section 1.1 by tender of payment and delivery of written, facsimile or oral notice of payment to Bank One not later than 1:30 p.m., Columbus, Ohio time, on the Business Day on which such repayment is to be made. Payments received after 1:30 p.m. shall be deemed tendered on the following Business Day. Outstanding LIBOR Rate Loans may be prepaid in whole or in part at any time, so long as such prepayment is accompanied by a prepayment premium contemplated below, with such prepayments in principal amounts not less than the minimum Revolving Credit Loan for any borrowing (after the initial borrowing) under Section 1.1 by tender of payment after delivery of written, facsimile or oral notice of payment to Bank One not later than 1:30 p.m., Columbus, Ohio time, five Business Days before the date such repayment is to be made. Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Revolving Credit Note is paid in full, in which event, accrued interest shall become due and payable on the payment date. The prepayment premium for a prepayment of a LIBOR Rate Loan shall be an amount or amounts as in the reasonable judgment of Bank One will compensate Bank One for any loss, premium or penalty incurred by it because of such prepayment of a LIBOR Rate Loan.

       1.4 Use of Revolving Credit Loan Funds. The funds from the Revolving Credit Commitment shall be used by Borrower for working capital and acquisition activities.

       1.5 Default Rate. Upon any of the Events of Default, including failure to pay the Revolving Credit Note upon final maturity, Bank One, at its option, may, in addition to any other remedies available to Bank One as contemplated in this Agreement, if permitted under applicable law, do one or both of the following:
(a) increase the applicable interest rate on the outstanding principal sum under the Revolving Credit Commitment and accrued interest to 2.00 percentage points in excess of the Prime Rate, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in subsection (a).

       1.6 Additional Provisions and Limitations Relating to LIBOR Rate Loans. The additional provisions and limitations set forth below shall apply with respect to LIBOR Rate Loans:

             (a) If Bank One shall, in good faith, determine that it is unable to reasonably ascertain the LIBOR Rate or to acquire London Interbank Market deposits on reasonable terms in an amount sufficient to meet a request for a LIBOR Rate Loan, Bank One shall promptly notify Borrower. In such event, Borrower may request a Variable Rate Loan of like amount without regard to the notice requirement of Section 1.1 or may cancel such request.

             (b) The obligation of Bank One to make LIBOR Rate Loans hereunder shall be suspended in the event that any change in any law or regulation or in any interpretation thereof by any governmental authority charged with its administration shall, in the sole opinion of Bank One, make it unlawful for Bank One to comply with its obligation to make or maintain any LIBOR Rate Loan hereunder for the duration of such illegality. Bank One shall promptly notify Borrower of such suspension, and, if and when, in the sole opinion of Bank One, such illegality ceases to exist, such suspension shall cease and Bank One shall promptly notify Borrower of the termination of such suspension.

             (c) If Bank One has LIBOR Rate Loans outstanding and there shall occur any change in applicable law, regulation or interpretation (including any request, guideline or policy not having the force of law by any authority charged with the administration or interpretation thereof)
      (i) which change directly affects transactions in the London Interbank Market, (ii) which involves new or additional taxes, reserves or deposit requirements in regard to the LIBOR Rate Loans or changes in the basis of taxation of payments on LIBOR Rate Loans, or (iii) which, if the LIBOR Rate Loans made hereunder by Bank One were to have been matched with London Interbank Market deposits corresponding in amounts to such LIBOR Rate Loans and having maturity dates which are the same as such LIBOR Rate Loans regardless of whether or not such LIBOR Rate Loans are in fact so matched, increases the cost to Bank One of making or maintaining the LIBOR Rate Loans hereunder or reduces the amount of any payments (whether of principal, interest or otherwise) receivable by Bank One as to any LIBOR Rate Loans or requires Bank One to make any payment on or calculated by reference to the gross amount of any sum received by it as to such LIBOR Rate Loans, then where the amount of any such additional cost, reduction or payment is deemed material by Bank One:

                         (i) Bank One shall promptly notify Borrower of the occurrence of such event;

                    (ii) Bank One shall promptly deliver to Borrower a certificate stating the change which has occurred, together with the date thereof and the amount of and the manner of calculating the increased cost on any outstanding LIBOR Rate Loan; and

                    (iii) upon receipt of such certificate from Bank One, Borrower shall pay to Bank One on demand the amount or amounts of such additional cost with respect to such outstanding LIBOR Rate Loan as additional compensation hereunder.

       (d) The certificate of Bank One delivered to Borrower as to the additional amount payable pursuant to Section 1.6(c) shall (in the absence of manifest error in the transmission or calculation) be conclusive evidence of the amount thereof. The protection of this Section 1.6(d) shall be available to Bank One regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed. However, if Borrower has made a payment of any additional amounts pursuant to Section 1.6(c) and any subsequent event occurs which reduces the amount of the increased cost incurred by Bank One, then Bank One shall promptly refund to Borrower an amount equal to such reduction in the amount of increased cost.

       (e) If Borrower is required to pay to Bank One any additional amount pursuant to Sections 1.6(c) or (f), Borrower shall be entitled upon giving Bank One not less than five days' written notice, in addition to its other rights, to prepay any outstanding LIBOR Rate Loan with respect to which such additional amounts of payment are required (all such prepayments shall be in full and not in part with interest accrued to the date of such prepayments) by substituting a Variable Rate Loan of equal principal amount therefor. As a condition of such prepayments, Borrower shall promptly pay to Bank One, for the account of Bank One, upon Bank One's written request such amount or amounts as in the reasonable judgment of Bank One will compensate Bank One for any loss, premium or penalty incurred by it because of such prepayment.

       (f) In addition to the other amounts payable hereunder, Borrower shall pay to Bank One such additional amounts as shall compensate Bank One for increased costs which Bank One, in its sole discretion, reasonably determines in good faith to be allocable to LIBOR Rate Loans. Additional amounts payable under this Section 1.6(f) shall be paid by Borrower to Bank One on the maturity of the respective LIBOR Rate Loans, subject to receipt by Borrower from Bank One of a certificate showing the amount and certifying as to the correctness thereof.

                    ARTICLE 2. PAYMENTS, SETOFFS, SECURITY

       2.1 Payments. All payments and prepayments by Borrower to be made in respect of principal or interest on the Revolving Credit Note shall become due at 3:00 p.m., Columbus, Ohio time on the day when due, and shall be made to Bank One in federal funds or other immediately available lawful money of the United States of America. Borrower acknowledges that all payments due hereunder, except for any balloon payments, shall electronically be debited by Bank One from Borrower's designated account when such payments are due. Whenever any payment to be made hereunder shall be due other than on a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees hereunder.

       2.2 Application of Payments. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon any of the Events of Default, Bank One reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Bank One may from time to time determine in its sole discretion.

       2.3 Setoffs. Upon the occurrence of any Event of Default, Bank One shall have the right to set off against all obligations of Borrower to Bank One under this Agreement and the Revolving Credit Note, whether matured or unmatured, all amounts owing to Borrower by Bank One, whether or not then due and payable, and all funds or property of Borrower on deposit in operating accounts of Borrower with or otherwise held or in the custody of Bank One.

       2.4 Collateral. Borrower shall not be required to provide any collateral as security for its obligations hereunder. However, on or before the date of borrowing, Guarantor shall execute and deliver to Bank One in a form satisfactory to Bank One, the Guaranty, whereby Guarantor shall agree to guaranty the performance of all of Borrower's obligations hereunder.

       2.5 Late Fee. Bank One shall have the right to assess to Borrower a late payment fee in the amount of the greater of $25.00 or 5% of the late payment of the Revolving Credit Loan, up to the maximum amount of $1,500.00 per late charge in the event of a default in payment that remains uncured for a period of 10 days or more. Notwithstanding the foregoing, no late payment fee shall be assessed in the event that the late payment results from Bank One's failure to timely withdraw funds from Borrower's account to make such payment in accordance with the agreement between Bank One and Borrower.

       2.6 Availability Fee. Borrower shall pay to Bank One an availability fee equal in amount to .10% of the average daily unused portion of the Revolving Credit Commitment payable by Borrower to Bank One quarterly in arrears on the last day of each March, June, September and December of each year, commencing June 30, 1999, through the Termination Date.

                ARTICLE 3. EXECUTION AND CONDITIONS OF BORROWING

       The obligation of Bank One to make disbursements under the Revolving Credit Note to Borrower provided for hereunder shall be subject to the following conditions:

       3.1 Opinion of Counsel. Borrower's counsel in Ohio shall supply to Bank One on or prior to the date of initial borrowing, an opinion satisfactory to Bank One, which shall include. but not be limited to, opinion to the effect that Borrower is a duly organized and existing corporation under the laws of the State of New York; that Borrower is qualified to do business in Ohio and all other states as shall be designated in the opinion letter where such qualification is necessary where such failure would have a material effect on Borrower; the the execution hereof by Borrower has been duly authorized by appropriate corporate action; that there is no prohibition in law, in Borrower's certificate or articles of incorporation, regulations, bylaws or in any agreement to which Borrower is a party, which in any way restricts or prevents the execution or carrying out of this Agreement in any respect; that this Agreement and the Revolving Credit Note issued and delivered to Bank One pursuant to the provisions hereof have been duly executed and are the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, and are in full force end effect and in compliance with all requirements of the State of Ohio and federal law.

       Guarantor's counsel in Ohio shall supply to Bank One on or prior to the date of initial borrowing, an opinion satisfactory to Bank One, which shall include, but not be limited to, opinions to the effect that Guarantor is qualified to do business in an all states as shall be designated in the opinion letter where such qualification is necessary where such failure would have a material effect on Guarantor; that the Guaranty has been duly executed and is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, and is in full force and effect and in compliance with all requirements of the State of Ohio and federal law.

       Guarantor's counsel in England shall supply to Bank One on or prior to the date of initial borrowing, an opinion satisfactory to Bank One, which shall include but not be limited to, opinions to the effect that Guarantor is a duly organized and existing corporation under English law; that the execution of the Guaranty by Guarantor has been duly authorized by appropriate corporate action and that all authorizations, approvals, licenses, consents, registrations, and filings (if any) required by English law for the Guarantor to guarantee the indebtedness referred to in this Agreement have been duly obtained or effected and are in full force and effect; that there is no prohibition in English law, in Guarantor's organizational documents, articles of incorporation, regulations, bylaws of any agreement to which Guarantor is a party, which in any way restricts or prevents the execution and carrying out of the Guaranty in any respect; that the Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, and is in full force and effect under English law; and that a judgment that is final, granting or denying a recovery of a sum of money obtained in a court in Ohio against Guarantor in respect of the Guaranty would be recognized and enforced by the courts having jurisdiction over the Guarantor in England.

       3.2 Resolution Authorizing Execution of Documents. On or prior to the date of initial borrowing, Borrower shall furnish -to Bank One certified copies of the resolutions of the Board of Directors of Borrower authorizing the execution of this Agreement and the Revolving Credit Note. In addition, Borrower shall cause Guarantor to furnish to Bank One certified copies of resolutions of the Board of Directors of Guarantor authorizing the execution of the Guaranty

       3.3 Compliance with this Agreement. At the time of the initial borrowing, Borrower shall be in compliance with all of the provisions, warranties, and conditions contained in this Agreement with which it is to comply, and there shall exist no Default as hereinafter specified, and no event shall exist or shall have occurred which with the lapse of time or notice or both would constitute an Event of Default

       3.4 Incumbency, Certificate. Borrower and Guarantor shall provide at the time of the initial borrowing a Certificate of the Secretary or an Assistant Secretary of Borrower and Guarantor, respectively, which shall certify the names of the officers of Borrower and Guarantor authorized to sign this Agreement, the Revolving Credit Note, the Guaranty and the other documents or certificates to be delivered pursuant to this Agreement by Borrower or Guarantor, as applicable, or any of its officers, together with the true signatures of such officers. Bank One may conclusively rely an such certificates until it shall receive a further certificate of the Secretary or an Assistant Secretary of Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

       3.5 Execution and Delivery of the Promissory Note and Guaranty. Borrower shall have duly and validly executed, issued and delivered the Revolving Credit Note to Bank One, and Guarantor shall have duly and validly executed, issued and delivered the Guaranty.

                 ARTICLE 4. REPRESENTATIONS AND WARRANTIES

       In borrowing hereunder, Borrower represents and warrants to Bank One, which representations and warranties shall survive the execution and delivery of this Agreement and the Revolving Credit Note, that:

       4.1 Organization and Authority to Execute Documents. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified or licensed to conduct its activities in Ohio and in each other jurisdiction in which the nature of such activities make such qualification necessary, and the failure so to qualify might materially and adversely affect the business or assets of Borrower as a whole; that the execution hereof has been duly authorized by appropriate corporate action; there is no prohibition, either in law, in its certificate or articles of incorporation or bylaws or in any agreement to which it is a party, which in any way prohibits or would be violated by the execution and carrying out of this Agreement in any respect; this Agreement has been duly executed and is the valid and binding obligation of Borrower; and the Revolving Credit Note issued and delivered to Bank One as payee will also be valid and binding obligations of Borrower.

       4.2 Financial Statement Borrower has furnished to Bank One its most recent Financial Statement dated as of December 31, 1998, which is complete, true and correct in all material respects and which fairly reflect Borrower's financial condition.

       4.3 No Guaranties of Others' Obligations. Borrower has made no investments in, advances to or guaranties of the obligations of any Person, corporation or other entity except as disclosed in the Financial Statement referred to above or as otherwise disclosed to Bank One in writing.

       4.4 Compliance with Occupational Safety & Health Act. Borrower is not in violation of any requirement of any applicable occupational safety and health act or any standard, rule or order promulgated pursuant thereto or any regulation prescribed pursuant thereto, the violation of which involves (i) the possibility of a material adverse effect on the business, operation or condition of Borrower or (ii) the ability of Borrower to perform this Agreement.

       4.5 No Undisclosed Liabilities. Borrower has no material liabilities, direct or to the best of Borrower's knowledge, contingent, except as disclosed in the above mentioned Financial Statements and except as set forth in Schedule 4.5, attached hereto.

       4.6 No Undisclosed Subsidiaries. That there exist as of the date hereof no Subsidiaries of Borrower.

       4.7 Good Title to Assets and No Undisclosed Liens. Borrower has good and, with respect to real estate, marketable title to all their respective property and assets reflected as being owned by them in the Financial Statement referred to in Section 4.2 above, subject to no liens, other than liens reflected on such Financial Statement or Permitted Liens, except property and assets disposed of since the date of such Financial Statement in the ordinary course of business.

       4.8 Possess Necessary Patents, Trademarks, and Licenses. Borrower owns or possesses all patents trademarks service marks, trade names, copyrights, permits and licenses, or rights with respect to the foregoing, necessary for the present and planned future conduct of the business of Borrower, without any known conflict with the rights of others, except as disclosed to Bank One in writing.

       4.9 No Undisclosed Interest in the Title to Assets. None of the assets or property, the value of which is reflected in the Financial Statement referred to above, is held by Borrower as lessee or conditional vendee, or pursuant to a title retention agreement of any kind, except as set forth in said Financial Statement or the notes relating thereto or as disclosed to Bank One in writing.

       4.10 No Undisclosed Financing Statements. No financing or continuation which names Borrower as debtor has been filed under the Uniform Commercial Code in any state or other jurisdiction except as disclosed to Bank One in writing from the Chairman or the President of Borrower, and Borrower has not agreed to or consented to cause or to permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a lien, except Permitted Liens.

       4.11 No Lawsuits or Judgements. There is no action, suit or proceeding at law or in equity or any arbitration proceeding or investigation, inquiry or other proceeding by or before any court or governmental instrumentality or other agency now pending or, to the knowledge of Borrower threatened or affecting Borrower or any property or rights of Borrower nor is there any basis therefore, except such of the foregoing which, if adversely determined, would not in the aggregate have a material adverse effect on Borrower or which does not seek to enjoin the consummation of any transaction contemplated by this Agreement. No judgment, decree or order of any federal, state or municipal court, board or other governmental or administrative agency has been issued against or binds Borrower which has, or is likely to have, any material adverse effect on the business or assets or the financial condition of Borrower.

       4.12 Filing and Payment of Taxes. Borrower has duly filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has duly paid or caused to be duly paid, to the extent required, all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due.

       4.13 No Default of this Agreement. There does not exist any Event of Default or any condition or circumstance which constitutes or with lapse of time or the giving of notice or both would constitute an Event of Default.

       4.14 Insurance. All of the properties and operations of Borrower of a character usually insured against by Persons of established reputation engaged in the same or a similar business similarly situated are adequately insured, by financially sound and reputable insurers against loss or damage of the kinds and in the amounts customarily insured against by such Persons; and Borrower carries, with such insurers in customary amounts, such other insurance, including public liability insurance, as is usually carried by persons of established reputation engaged in the same or a similar business similarly situated.

       4.15 No Untrue or Misleading Statements or Omissions. To the best of Borrower's knowledge, neither this Agreement nor any other agreement, instrument or certificate contemplated by or made or delivered pursuant to or in connection with this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       4.16 Pollutants. Borrower covenants and agrees to hold harmless and indemnify Bank One from any and all liabilities, losses, damages, penalties, fines, claims, suits, costs, fees (including attorneys' fees), and expenses, including, but not limited to, liability for cleanup costs, the relocation of tenants occupying the Premises or any portion thereof, contaminant costs, bodily injury and property damage and all costs, fees (including attorneys' fees) and expenses incurred by Bank One for the defense of any claim or cause of action arising from the location of Pollutants on the Premises. As the term is used herein, "Pollutants" shall mean any solid, liquid, gaseous or thermal containment, including smoke, vapor, soot, fumes, acids, alkalis. chemicals, waste, petroleum products or by-products, asbestos, PCB's phosphates, lead or other heavy metals, chlorine, radon gas "hazardous substances" as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as is now of hereafter amended or supplemented, and regulations adopted pursuant thereto, or other toxic or hazardous wastes or materials.

       4.17 No Margin Activity. Borrower is not engaged in the business of extending or obtaining credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as is now and may from time to time hereafter be in effect) and no part of the proceeds of any Revolving Credit Loan shall be used to purchase or carry any such margin stock or to extend credit to others for the purpose Of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose. No part of the proceeds of any Revolving Credit Loan hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

       4.18 ERISA. Each Plan maintained by Borrower and by each ERISA Affiliate complies with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. Borrower nor any ERISA Affiliate has engaged in any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) (i) which has not been corrected within the correction period applicable to it under Section 502(i) of ERISA or Section 4963(e) of the Code or (ii) for which an exemption has not been obtained under
Section 408 of ERISA or Section 4975 of the Code. Borrower nor any ERISA Affiliate is a participant in (i) any Multiemployer Plan, (ii) any other Plan which is subject to Title IV of ERISA, or (iii) any money purchase pension plan.

       4.19 Year 2000.

             (i) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for Borrower to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Borrower's business operations. For purposes of these representations and warranties, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

             (ii) Borrower has: (1) undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower to be Year 2000 Compliant on a timely basis, (2) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and (3) to date, implemented that plan in accordance with that timetable in all material respects.

             (iii) Borrower has made inquiry of each of its key suppliers, vendors, and customers, and has obtained confirmations from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, Borrower reasonably believes that all such persons will be or try to become so compliant or make other suitable arrangements so as not to likely cause a material disruption of business. For purposes of this paragraph, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of Borrower whose business failure would, with reasonable probability result in a material adverse financial change in the business properties, or condition of Borrower. For purposes of this paragraph, Bank One, as a lender of funds under the terms of this Agreement, confirms to Borrower that Bank One has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

                      ARTICLE 5. AFFIRMATIVE COVENANTS

       Until payment in full of the Revolving Credit Note and performance of all other obligations of Borrower hereunder:

       5.1 Annual Financial Statements. Borrower shall furnish to Bank One within one hundred twenty (120) days after the close of each fiscal year an audited Financial Statement: which fairly reflects its financial condition.

       5.2 Periodic Financial Statements. Borrower shall furnish to Bank One within forty-five (45) days after the close of each month of each fiscal quarter, an internally prepared Financial Statement which fairly reflects its financial condition and which are certified as true and correct in all material respects subject to year-end adjustments by the Treasurer or Borrower.

       5.3 No Default Certificate. Borrower's Financial Statement called for by the above paragraphs must be accompanied by a certificate signed by the Treasurer, or other responsible officer of Borrower stating that, except as disclosed in the certificate, Treasurer has no knowledge of any Event of Default or event which, with the lapse of time or notice or both, would become an Event of Default hereunder.

       5.4 Insurance. Borrower shall at all times.

             (a) Maintain adequate insurance upon all of its properties and operations of a character usually insured against by Persons of established reputation engaged in the same or a similar business similarly situated by financially sound and reputable insurers against loss or damage of the kinds and in the amounts customarily insured against by such Persons.

             (b) Maintain with such insurers in customary amounts such other insurance, including public liability insurance as is usually carried by Persons of established reputation engaged in the same or a similar business similarly situated.

             (c) At the request of Bank One, furnish a statement of its insurance coverage.

             (d) Bank One shall be named as loss payee on any insurance covering damage or losses to Borrower's equipment.

       5.5 Bank One to be Primary Depository. Bank One shall be the primary depository and principal bank of account of Borrower.

       5.6 Payment of Taxes. Borrower shall promptly pay and discharge all taxes and assessments levied and assessed or imposed upon its property or income taxes as well as all claims which, if unpaid, might by law become a lien or charge upon such property; provided, however, that nothing herein contained shall require Borrower to pay any such taxes, assessments or claims so long as Borrower shall in good faith contest the validity and stay the execution and enforcement thereof.

       5.7 Compliance with laws. Borrower will promptly comply in all substantial respects, with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its business, property and assets if noncompliance therewith would materially and adversely affect its business.

       5.8 Preserve and Maintain Corporate Rights. Borrower shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction which it shall select, and qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary, except such jurisdictions, if any, where the failure to preserve and maintain its corporate existence, rights, franchises and privileges, or qualify or remain qualified will not have a material adverse effect on the business or property of Borrower.

       5.9 Payment of Fees and Expenses. Borrower will pay or reimburse all reasonable fees and expenses incurred by Bank One in connection with the collection and enforcement of this Agreement and the Revolving Credit Note. Borrower shall, upon request, promptly reimburse Bank One for all amounts expended, advanced or incurred by Bank One to satisfy any obligation of Borrower under this Agreement, or in the collection and enforcement of the Revolving Credit Note and Bank One's rights under this Agreement including all court costs, attorneys' fees, fees of auditors and accountants and investigation expenses reasonably incurred by Bank One in connection with such collection and enforcement, together with interest at the post-maturity rate set forth herein on such amount from the date of written demand by Bank One for reimbursement until the date Bank One is actually reimbursed.

       5.10 Maintain and Preserve Assets. Borrower shall use reasonable efforts in good faith to maintain and preserve in good working order and condition, ordinary wear and tear excepted, all of its properties necessary for the conduct of its business, if failure to maintain and preserve such properties would over a substantial period Of time materially and adversely affect Borrower.

       5.11 ERISA. Borrower shall furnish to Bank One. (a) promptly and in any event within 10 days after Borrower knows or has reason to know of the occurrence of a Reportable Event with respect to a Plan with regard to which notice must be provided to the PBGC, a copy of such materials required to be filed with the PBGC with respect to such Reportable Event and in each such case a statement of the chief financial officer of Borrower setting forth details as to such Reportable Event and the action which Borrower proposes to take with respect thereto, (b) promptly and in any event within 10 days after Borrower knows or has reason to know of any condition existing with respect to a Plan which presents a material risk of termination of the Plan, imposition of an excise tax, requirement to provide security to the Plan or incurrence of other liability by Borrower or any ERISA Affiliate a statement of the chief financial officer of Borrower or such ERISA Affiliate describing such condition; (c) at least 10 days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, a copy of such notice; (d) promptly and in no event more than 10 days after the filing thereof with the Secretary of the Treasury, a copy of any application by Borrower or an ERISA Affiliate for a waiver of the minimum funding standard under section 412 of the Code; (e) promptly and in no event more than 10 days after the filing thereof with the Internal Revenue Service, copies of each annual report which is filed on Form 5500 together with certified financial statements for the Plan (if any) as of the end of such year and actuarial statements on Schedule B to such form 5500;
(f) promptly and in any event within 10 days after it knows or has reason to know of any event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of the chief financial officer of Borrower describing such event or condition; (g) promptly and in no event more then 10 days after receipt thereof by Borrower or any ERISA Affiliate, a copy of each notice received by Borrower or an ERISA Affiliate concerning the imposition of any withdrawal liability under section 4202 of ERISA; and (h) promptly after receipt thereof a copy of any notice Borrower or any ERISA Affiliate may receive from the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this subsection (h) shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.

       5.12 Notification of Certain Adverse Events. Borrower shall promptly notify Bank One if Borrower learns of the occurrence of (i) any event which constitutes a Default, together with a detailed statement by a responsible officer of Borrower of the steps being taken to cure the effect of such Default; or (ii) the receipt of any notice or the taking of any other action by the holder of any promissory note, debenture or other evidence of indebtedness of Borrower or of any security (as defined in the Securities Act of 1933, as amended) of Borrower with respect to a claim of default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto, or (iii) any legal, judicial or regulatory proceedings affecting Borrower or any of the properties of Borrower in which the amount involved is material and is not covered by insurance or which, if adversely determined would have a material adverse effect on the financial condition of Borrower; or (iv) any dispute between Borrower and any governmental or regulatory body or any other Person which, it adversely determined would have a material adverse effect on the financial condition of Borrower; or (v) any event or condition having a material adverse effect on the financial condition of Borrower.

       5.13 Notice of the Existence of Pollutants. Borrower shall cause any Pollutants which are now or may hereafter be used or generated in the operations of Borrower or any Subsidiary in hazardous quantities. as set forth in any applicable statute, to be stored, used and disposed of in compliance with all applicable federal, state, and local laws and regulations. Borrower will notify Bank One immediately upon obtaining knowledge that:

             (i) any Premises are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Pollutants, the purpose of which investigation is to quantify the levels of Pollutants located on such Premises, or

             (ii) Borrower or any Subsidiary has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Pollutants, including, but not limited to the contamination of past and present waste disposal sites.

       If Borrower or any Subsidiary is notified of any event described at items
(i) or (ii) above, Borrower shall, upon reasonable request by Bank One, engage or cause the Subsidiary to engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of Borrower or the Subsidiary with respect thereto, and Bank One shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to Borrower and such reports shall be held confidential by Bank One. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of Bank One, which approval shall not be unreasonably withheld.

       5.14 Inspection of Books and Records. Upon request by Bank One, Borrower shall make available for inspection to duly authorized representatives of Bank One any of its books and records, and shall furnish to Bank One any information regarding its business affairs and financial condition including copies of any contracts entered into by Borrower within a reasonable time after receipt of written request therefor.

                        ARTICLE 6. NEGATIVE COVENANTS

       Except with prior written consent of Bank One which consent shall not be unreasonably withheld, Borrower shall not:

       6.1 Encumbering Assets. Create, incur, assume or permit to continue any mortgage, pledge, encumbrance, lien or charge of any kind upon or security interest in any of its property or assets, whether now owned or hereafter acquired, except Permitted Liens as defined herein, nor promise to any other Person other than Bank One not to create, incur, assume or permit to continue any mortgage, pledge, encumbrance, lien or charge of any kind upon or security interest in any of its property or assets, whether now owned or hereafter acquired.

       6.2 Incurring Other Debt. Create, incur, assume or suffer to exist any Debt except: (i) Debt represented by the Revolving Credit Note issued hereunder;
(ii) other indebtedness to Bank One; (iii) unsecured indebtedness to trade creditors arising out of the ordinary course of Borrower's business; (iv) purchase money indebtedness; (v) operating leases in which Borrower is the lessee; and (vi) any other indebtedness, so long as the sum of indebtedness resulting from 6.2(iv), (v) and (vi) does not exceed $1,000,000 of new indebtedness on an annual basis.

       6.3 Guaranty of Others' Debts. Assume, guarantee, endorse, contingently agree to purchase of otherwise become liable upon the obligation of any Person, except for endorsements of instruments for deposit or collection in the ordinary course of business.

       6.4 Merger or Consolidation. Merge or consolidate with any Person not controlled by Borrower.

       6.5 Transfer of Substantial Portion of Assets. Liquidate or sell, lease, transfer or otherwise dispose of all or a substantial pan of its assets other than in the ordinary course of business. All proceeds from any such sale, lease or transfer shall be remitted by Borrower to Bank One to be applied to the Revolving Credit Note.

       6.6 Disposing of Notes/Accounts Receivable. Discount or sell any of its notes or accounts receivable for less than their true value unless in Borrower's ordinary course of business consistent with Borrower's prior methods of keeping its books and records.

       6.7 Amount of Tangible Net Worth. Permit Tangible Net Worth to be less than Twenty Five Million Dollars ($25,000,000) plus 50% of its Net Income after taxes determined annually.

       6.8 Funded Debt to EBITDA. Permit the ratio of Funded Debt to EBITDA to be no greater than 3.50 to 1.00 at any time calculated on a rolling four quarter basis.

       6.9 Interest Coverage Ratio. Permit the Interest Coverage Ratio (defined as the ratio of Borrower's net income, plus taxes, plus interest expense divided by Borrower's total interest expense) to be less than 2.50 to 1.00 at any time calculated on a rolling four quarter basis.

       6.10 Year 2000 Covenants. Borrower shall:

             (a) Furnish such additional information, statements and other reports with respect to Borrower's activities, course of action and progress towards becoming Year 2000 Compliant as Bank One may reasonably request from time to time.

             (b) In the event of any change in circumstances that causes any of Borrower's representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances"), then Borrower shall promptly, and in any event within twenty (20) days of receipt of information regarding a Change in Circumstances, provide Bank One with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Borrower's representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. Borrower shall, within ten (10) days of a request, also provide Bank One with any additional information Bank One requests of Borrower in connection with the Notice and/or a Change in Circumstances.

             (c) Give any representative of Bank One access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and relating to its affairs, and to inspect any of the properties and Systems of Borrower, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of Bank One and without disruption to Borrower's business.

6.11 Transactions with Affiliated Persons. Borrower shall not:

            (a) Enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliated Person or any officer or director thereof, enter into, assume or suffer to exist any employment or consulting contract with any Affiliated Person, except any transaction or contract which is in the ordinary course of Borrower's business and which is upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arms-length transaction.

            (b) Make any advance or loan to any Affiliated Person or any director or officer thereof or to any trust of which any of the foregoing is a beneficiary, or to any Person on the guaranty of any of the foregoing except any advance or loan which is in the ordinary course of Borrower's business and which is upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arms-length transaction.

            (c) Pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliated Person or any officer or director thereof, except as may be permitted in accordance with the preceding clauses of this paragraph.

                    ARTICLE 7. EVENTS OF DEFAULT AND REMEDIES

       7.1 Events of Default. if any of the following events ("Events of Default") shall occur and be continuing:

             (a) Borrower shall default in the payment of any installment of the principal of the Revolving Credit Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise, provided such default shall continue for a period of ten (10) calendar days after written notice;

             (b) Borrower shall default in the payment of interest on the Revolving Credit Note, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise, provided such default shall continue for a period of ten (10) calendar days after written notice;

             (c) Any representation or warranty made by Borrower in this Agreement or in connection with the Revolving Credit Loan hereunder, or in any report, certificate, Financial Statement or other instrument furnished in connection with this Agreement shall prove to be false or misleading in any material respect;

          (d) Borrower shall fail to observe or perform any covenant, condition or agreement in Article 6 of the Agreement (provided such failure shall continue for a period of thirty (30) days) after written notice;

          (e) Borrower shall fail to observe or perform any covenant, condition or agreement to be observed or performed pursuant to the terms hereof (other than the covenants, conditions and agreements described in subsections 7.1(a) through 7.1(d) above), provided such default shall continue unremedied for forty-five (45) days after written notice, which notice shall include a description of the Event of Default thereof to Borrower by Bank One;

          (f) Borrower or Guarantor shall default with regard to any payment of principal or interest on or the performance or observance of any covenant, condition or agreement of any other instrument of indebtedness executed by Borrower or Guarantor;

          (g) Final judgment for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and the same shall remain undischarged for a period of thirty (30) consecutive days during which the execution shall not be effectively stayed;

          (h) Guarantor shall default in the payment of any amount due and payable under the Guaranty;

          (i) Guarantor shall fail to observe or perform any covenant, condition or agreement in Section 10 of the Guaranty (provided such failure shall continue for a period of thirty (30) days) after written notice;

          (j) Any representation or warranty made by Guarantor in the Guaranty shall prove to be false or misleading in any material respect;

          (k) Borrower or Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for it or for any of their respective property, (ii) admit in writing their inability to pay their respective debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law of if corporate action shall be taken by Borrower for the purpose of effecting any of the foregoing;

             (l) An order, judgment or decree shall be entered without to application, approval or consent of Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or Guarantor or appointing a receiver, trustee or liquidator of Borrower or Guarantor or of all or a substantial part of the assets thereof, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

then upon the occurrence of any such Event of Default specified in subdivisions
(a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k) of this Section, Bank
One shall have the option to cease disbursements of the Revolving Credit Loan and/or to terminate its commitment to lend and to declare all amounts due under the Revolving Credit Note to be immediately due and payable both as to principal and interest. Automatically upon the occurrence of any of the events specified in subdivision (m) of this Section, Bank One's commitment to lend shall terminate and all amounts due under the Revolving Credit Note shall become immediately due and payable. In all cases, the Revolving Credit Note shall become immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Revolving Credit Note to the contrary notwithstanding. It is understood that the remedies of Bank One hereunder shall be cumulative in nature rather than exclusive and that the failure of Bank One to exercise its rights upon a Default by Borrower hereunder shall not be deemed to be a waiver by Bank One of that Event of Default or any of its rights hereunder.

                             ARTICLE 8. DEFINITIONS

       8.1 Definitions. For purposes of this Agreement, the following terms shall have the following meaning:

       "Affiliated Person" shall mean any Person which owns 51% or more of the outstanding capital stock of or of which 51% or more of the capital stock is owned by the Borrower, including the Guarantor and any Subsidiary of the Borrower, or any Person of which 51% or more of the capital stock is owned by any Person which owns or is owned by the Borrower.

       "Agreement" shall mean this Loan Agreement.

       "Bank One" is defined in the preamble.

       "Borrower" is defined in the preamble.

       "Borrowing Date" is defined in Section 1.1.

       "Business Day" shall mean any day other than Saturdays, Sundays and other legal holidays or days on which the principal office of the Lender is closed.

       "Business Year" shall mean a year of 360 days.

       "Change in Circumstances" is defined in Section 6.10(b).

       "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

       "Debt" shall mean for Borrower:

            (i) any indebtedness for borrowed money which Borrower directly or indirectly created, incurred, assumed, endorsed (other than for collection in the ordinary course of business), discounted with recourse or in respect of which Borrower is otherwise directly or indirectly liable including, without limitation, indebtedness in effect guaranteed by Borrower through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such indebtedness or any security therefore, or to provide funds for the payment or discharge of such indebtedness or any liability of the obligor of such indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or to maintain the solvency or other financial condition of the obligor of such indebtedness, or to make payment for any products, materials or supplies or for any transportation or service regardless of the nondelivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that the holders of such indebtedness will be protected against loss in respect thereof,

            (ii) any indebtedness, whether or not for borrowed money, which Borrower has incurred, assumed, guaranteed or with respect to which Borrower has become directly or indirectly liable (including, without limitation, through any agreement of the character referred to in clause (i) hereof) and which represents or has been incurred to finance the purchase price of any property or business, whether by purchase, consolidation, merger or otherwise,

              (iii) any indebtedness, whether or not for borrowed money, which is secured by any mortgage, pledge, security interest, lien or conditional sale or other title retention agreement existing on any property owned or held by

         Borrower subject thereto, whether or not Borrower has any personal liability for such indebtedness.

         "EBITDA" shall mean the Borrower's earnings for the respective period before deducting interest, federal, state and local taxes, depreciation and amortization.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean each trade or business, including Borrower, whether or not incorporated, which together with Borrower would be treated as a single employer under 4001 of ERISA.

         "Events of Default" shall mean any of the events specified in Section
7.1 provided that there has been satisfied any requirements in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "Financial Statement" shall mean for any period a balance sheet as of the close of the period, an operating statement for the period including detailed expense schedules, a statement of changes in cash flows and a reconciliation of retained earnings, all prepared in accordance with generally accepted accounting principles applied on a consistent basis.

         "Funded Debt" shall mean all Debt of the Borrower to Bank One and any other financial provider but shall exclude any Debt of the Borrower to the Guarantor.

         "Guarantor" means Denison International, plc., an English company.

         "Guaranty" means the Unconditional Corporate Guaranty Agreement given by Guarantor to Bank One dated of even date with this Agreement.

         "Interest Payment Date" is defined in Section 1.3(b).

         "Interest Period" with respect to (i) any LIBOR Rate Loan, shall mean the period commencing on the Borrowing Date or the conversion date, as contemplated in Section 1.2, and ending on the date one, two, three or six months thereafter as selected by Borrower in its notice of borrowing as provided in Section 1.1, or its notice of conversion as provided in Section 1.2.

         The foregoing provisions relating to Interest Periods are subject to the following:

              (i) Any Interest Period with respect to a LIBOR Rate Loan that shall commence on the last London Banking Day of the calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last London Banking Day of the appropriate subsequent calendar month.

              (ii) Each Interest Period with respect to a LIBOR Rate Loan that would otherwise end on a day which is not a London Banking Day shall end on the next succeeding London Banking Day or, if such next succeeding London Banking Day falls in the next succeeding calendar month, on the next preceding London Banking Day.

              (iii) No Interest Period on a LIBOR Rate Loan may end after the Termination Date.

       "LIBOR BANKING DAYS" shall mean days which are both Business Days and London Banking Days.

       "LIBOR RATE" shall mean with respect to each Interest Period (as hereinafter defined), the offered rate for U.S. Dollar deposits of not less than $1,000,000 as of 11:00 a.m. City of London, England time two London Banking
Days prior to the first date of each Interest Period as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate, then such offered rate shall be otherwise independently determined by Bank One from an alternate, substantially similar independent source available to Bank One or shall be calculated by Bank One by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate. Each change in the LIBOR Rate on a Revolving Credit Loan shall become effective without notice on the commencement of each Interest Period.

       "LIBOR Rate Loan(s) is defined in Section 1.1.

       "London Banking Day(s)" shall mean day(s) on which transactions are carried out in the London Interbank Market.

       "Margin" shall be determined as provided in Section 1.3(c).

       "Multiemployer Plan" shall mean a Plan described in 4001(a)(3) of ERISA to which Borrower is required to contribute on behalf of any of its employees.

       "Notice" is defined in Section 6.10(b).

        "PBGC" shall mean the Pension Benefit Guarantee Corporation established pursuant to Subtitle A of Title IV of ERISA.

        "Permitted Liens" shall mean:

              (i) Liens securing taxes, assessments, fees or other governmental charges or levies, or the claims of materialmen, mechanics, owners, warehouse men, landlords, and other similar Persons;

              (ii) Liens incurred or deposits made in the ordinary course of business (a) in connection with workers' compensation, unemployment insurance, social security and other similar laws, or (b) to secure the performance of bids, tenders, sales, contracts, public or statutory obligations, customs, appeal and performance bonds, or (c) other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances, or the payment of the deferred purchase price of property;

            (iii) Reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restriction, leases and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially detract from the value of such properties or materially interfere with their use in the ordinary conduct of Borrower's business;

              (iv)  Liens in favor of Bank One;

              (v) Liens permitted in this Agreement and liens securing indebtedness permitted in Section 6.2.

       "Person" shall mean and include an individual, trust, partnership, limited liability company, corporation, unincorporated organization and a government or any department or agency thereof.

       "Plan" shall mean any plan, benefit or program of benefits or perquisites which has been or is being currently provided to one or more employees or which may in the future be established, maintained, or contributed to by Borrower (or in which Borrower or any of its employees participate, which provides benefits to employees or former employees of Borrower), including any "employee benefit plan" as defined in ERISA, any payroll practice or personnel policy, and any system of governmental or other benefits to the costs of which Borrower contributes by any means.

       "Pollutants" is defined in Section 4.16.

       "Premises" shall mean any premises which have at any time been owned or occupied by or have been under lease to Borrower.

       "Prime Rate" shall mean on any day the per annum rate published or announced by Bank One from time to time as its prime rate, which may not be Bank One's lowest rate.

       "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, a cessation of operations described in
Section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under Section 401(a)(20) of the Code, or a failure to make a payment required by Section 412(m) of the Code and Section 302(e) of ERISA when due.

       "Revolving Credit Commitment" is defined in Section 1.1.

       "Revolving Credit Loan" shall mean a loan made by Bank One to Borrower pursuant to Section 1.1 hereof, and evidenced by the Revolving Credit Note.

       "Revolving Credit Note" shall mean the note in the form of Exhibit "A" attached hereto executed by Borrower and delivered to Bank One.

       "Subsidiary" shall mean any corporation fifty-one percent (51%) or more of the voting stock of which is controlled by Borrower.

       "Systems" is defined in Section 4.20(i).

       "Tangible Net Worth" shall mean the amount by which the total consolidated assets of Borrower exceeds the sum of (i) the total consolidated liabilities of Borrower plus (ii) consolidated Intangible Assets of Borrower. "Intangible Assets" shall mean, goodwill, patents, trademarks, excess of cost over book value of assets acquired, deferred research and development expenses, deferred operational expenses, appraisal surplus and other assets.

       "Termination Date" is defined in Section 1.1.

       "Variable Rate Loan(s)" is defined in Section 1.1.

       "Year 2000 Compliant" is defined in Section 4.20(i).

       8.2 Generally Accepted Accounting Principles. All accounting terms not specifically defined herein shall have the meanings of such terms as used in accordance with generally accepted accounting principles in the United States applied on a consistent basis.

                            ARTICLE 9. MISCELLANEOUS

       9.1 Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not provided that Borrower's rights under this Agreement shall not be assignable without the prior written consent of Bank One. Bank One shall give notice to Borrower it it sells, participates or otherwise transfers its rights under this Agreement to any party other than Bank One Corporation or any of Bank One Corporation's affiliates. Notwithstanding the foregoing, this provision shall not be applicable in the event Bank One is paid in full hereunder and the Revolving Credit Commitment is cancelled.

       9.2 Notices. Unless otherwise set forth in this agreement, all notices, requests and demands to or upon the parties hereto to be effective shall be in writing or by telecopy or telex and shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of facsimile notice, shall be deemed given when confirmed addressed as follows in the case of Borrower and Bank One or to such address or other address as may be hereafter notified by the parties hereto:

              Borrower:          Denison Hydraulics, Inc.
                                 14249 Industrial Parkway
                                 Marysville, Ohio 43040
                                 Attention: Bruce A. Smith, CFO
                                 Facsimile: (937) 644-0827

              Bank One:          Bank One, N.A.
                                 100 East Broad Street
                                 Columbus, Ohio 43271-0170
                                 Attention: David Clark, Vice President
                                 Facsimile: (614) 248-5518

       9.3 Waiver. No delay on the part of Bank One in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein expressly specified, are cumulative and not exclusive of any other rights and remedies which Bank One would otherwise have.

       9.4 Duration. This Agreement and all covenants, agreements, representations and warranties made herein and in the various certificates delivered pursuant hereto shall survive the making of the Revolving Credit Loan by Bank One and the execution and delivery to Bank One by Borrower of the Revolving Credit Note and shall continue in full force and effect until Borrower no longer retains the right to borrow hereunder and the Revolving Credit Note is paid in full.

       9.5 Governing Law and Jurisdiction. This Agreement shall in all respects be interpreted in accordance with and enforceable under the laws of the State of Ohio. In the event of a dispute hereunder, it is agreed that exclusive venue lies in a Court of competent jurisdiction in Franklin County, Ohio.

       9.6 Amendments. Notwithstanding any provision to the contrary contained herein, any term of this Agreement may be amended by consent of the parties; provided that no amendment, modification, or waiver of any provision of this Agreement or of the Revolving Credit Note shall be effective unless the same shall be in writing and signed by Borrower and Bank One.

       9.7 Severability. In the event that any one or more of the provisions contained in this Agreement or in the Revolving Credit Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the Revolving Credit Note.

       9.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

       9.9 Arbitration. Bank One and Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement the Revolving Credit Note, and the Guaranty, or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claim or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

       9.10 Entire Agreement. This Agreement (including the Exhibit and the Schedule which are hereby incorporated herein by reference) together with all other documents executed in connection with this Agreement constitutes the only agreement and understanding between Bank One and Borrower and supersede any and all prior agreements and understandings, oral or written, relating to this Agreement and all other documents executed in connection with this Agreement. Borrower acknowledges that it has not relied on any oral promises or representations by Bank One other than those set forth in this Agreement and all other documents executed in connection with this Agreement.

       9.11 Waiver of Jury Trial. BANK ONE AND BORROWER HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN BANK ONE AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN BANK ONE AND BORROWER PURSUANT TO THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK ONE TO ENTER INTO THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. THIS PROVISION SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK ONE'S ABILITY TO PURSUE ANY REMEDIES AVAILABLE TO IT.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                      BANK ONE, N.A.

                                      By: /s/ DAVID CLARK
                                         ---------------------------
                                      David Clark, Vice President

                                      DENISON HYDRAULICS, INC.

                                      By: /s/ BRUCE A. SMITH
                                         ---------------------------

                                      Its: CHIEF FINANCIAL OFFICER
                                          --------------------------

                                   EXHIBIT "A"
                              REVOLVING CREDIT NOTE

$15,000,000                     COLUMBUS, OHIO                     MAY __, 1999

       On or before April 30, 2002, for value received, the undersigned promises to Pay to the order of Bank One, N.A. (hereinafter called "Bank One") the sum of Fifteen Million Dollars ($15,000,000) Or so much thereof as may from time to time be outstanding, with interest (computed on the basis as determined in the Loan Agreement, defined below) before maturity on the balance from time to time remaining unpaid at an interest rate as determined under that certain Revolving Credit Loan Agreement dated May 18, 1999 between the undersigned and Bank One (the "Loan Agreement"). Interest shall be computed and payable as set forth in the Loan Agreement. Both principal and interest are payable in lawful money of the United States at the Main Office of Bank One, N.A., 100 East Broad Street, Columbus, Ohio 43271-0170.

       This promissory note evidences a borrowing under and is entitled to the benefits of the Loan Agreement. The principal may become due or may be declared forthwith due and payable in the manner and upon the terms and conditions and with the effect provided in the Loan Agreement.

       BANK ONE AND THE UNDERSIGNED HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN BANK ONE AND THE UNDERSIGNED ARISING OUT OF OR IN ANY WAY RELATED TO THE RELATIONSHIP BETWEEN BANK ONE AND THE UNDERSIGNED PURSUANT TO THIS NOTE, THE LOAN AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK ONE TO ENTER INTO THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. THIS PROVISION SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK ONE'S ABILITY TO PURSUE ANY REMEDIES AVAILABLE TO IT.

       The undersigned agrees that upon the written demand of either Bank One or the undersigned, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note and the Loan Agreement, or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association.

Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the undersigned's address having an AAA regional office, or at any other piece selected by mutual agreement of the parties. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either Party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

         The undersigned hereby irrevocably authorizes any attorney-at-law to appear for the undersigned in an action on this Note at any time after the same becomes due in any court of record in or of the State of Ohio, and to waive the issuing and service of process against the undersigned and to confess judgment in favor of the holder of this Note against the undersigned for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in such proceedings and judgment, and all petitions in error and rights of appeal from the judgment rendered. The foregoing warrants of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned waives any conflict of interest in Bank One's attorney confessing judgment against the undersigned pursuant to the foregoing warrant of attorney and further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other thing of value from Bank One

THIS NOTE HAS BEEN DELIVERED IN UNION COUNTY, OHIO AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.


                                              DENISON HYDRAULICS. INC.

                                              By:
                                                  -----------------------------

                                              Its:
                                                  -----------------------------

                   UNCONDITIONAL CORPORATE GUARANTY AGREEMENT

       This UNCONDITIONAL CORPORATE GUARANTY AGREEMENT (the "Corporate Guaranty Agreement") is entered into on May 18, 1999 by and between DENISON INTERNATIONAL, plc., an English company (the "Guarantor"), and BANK ONE, N.A., a national banking association (the "Bank").

                                    BACKGROUND

        The following is a mutual statement by the parties of certain factual matters which form the basis of this Corporate Guaranty Agreement.

        A. REVOLVING CREDIT LOAN AGREEMENT. Denison Hydraulics, Inc., a New York corporation and a wholly owned subsidiary of the Guarantor (the "Borrower"), has requested that the Bank make a loan to the Borrower in the original principal amount of $15,000,000 (the "Loan"). The Bank has agreed to make the Loan pursuant to the terms and conditions of that certain Revolving Credit Loan Agreement, dated May 18, 1999, by and between the Bank and the Borrower (the "Loan Agreement").

       B. CORPORATE GUARANTY AGREEMENT. The Bank is willing to enter into the Loan Agreement upon the condition that (i) all amounts owing by the Borrower pursuant to the Loan Agreement and the Revolving Credit Note executed in connection therewith (the "Note"), (ii) the Borrower's performance of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in the Loan Agreement and the Note, and (iii) all other present and future obligations, agreements or indebtedness between the Borrower and the Bank or any of the Bank's affiliates (collectively, the "Obligations"), be guaranteed by the Guarantor. Terms used herein which are defined in the Loan Agreement shall have the meanings set forth in the Loan Agreement, unless the context hereof clearly requires otherwise.

                              STATEMENT OF AGREEMENT

       The Guarantor, in consideration of the premises and for the purpose of inducing the Bank to enter into the Loan Agreement, does hereby covenant and agree to and for the benefit of the Bank as follows:

       ss. 1. GUARANTY. In order to induce the Bank to enter into the Loan Agreement and in consideration of the mutual promises of the Borrower, the Bank and the Guarantor, the Guarantor hereby absolutely and unconditionally guarantees the full and prompt payment when due, by acceleration or otherwise of the Obligations. The

 Guarantor further agrees to pay all expenses (including without limitation attorneys' fees and legal expenses) paid or incurred by the Bank in endeavoring to collect the Obligations or any part thereof and in enforcing this Corporate Guaranty Agreement.

       2. RESCISSION OR RETURN OF PAYMENTS. The Guarantor agrees that, if at any time all or any part of any payment theretofore applied by the Bank to any of the Obligations is or must be rescinded or returned by the Bank for any reason whatsoever (including without limitation the insolvency, bankruptcy or reorganization of the Borrower), such Obligations shall, for the purposes of this Corporate Guaranty Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Bank, and this Corporate Guaranty Agreement shall continue to be effective or reinstated, as the case may be, as to such Obligations, all as though such application by the Bank had not been made.

       3. UNCONDITIONAL NONRECOURSE OBLIGATIONS. The obligations of the Guarantor under this Corporate Guaranty Agreement are unconditional and shall not be impaired by any action or omission to act, with or without notice to the Guarantor, of the bank or any other holder of any of the Obligations, or by reason of any other circumstance which might otherwise constitute a discharge or defense of a guarantor including specifically the right to cure any default of the Borrower in any third party. Without limitation of the foregoing, the Bank may, from time to time, at its sole discretion and without notice to the Guarantor, take any or all of the following actions without discharging or in any way impairing any of the obligations of the Guarantor hereunder: (i) retain or obtain a security interest in any property to secure any of the Obligations or any obligation hereunder, (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Obligations, (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Obligations, (iv) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (v) resort to the Guarantor for payment of any of the Obligations, whether or not the Bank shall have resorted to any collateral or other property securing any of the Obligations or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Obligations.

       4. SET-OFFS AND CLAIMS BY THE GUARANNTOR. No set-off, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature (excepting payment in fact) which the Guarantor has or may have against the BANK

       12. EXCESS LIABILITIES. The creation or existence from time to time of Obligations in excess of the amount evidenced by the Loan Agreement is hereby authorized, without notice to the Guarantor and shall in no way affect or impair the rights of the Bank and the obligations of the Guarantor under this Corporate Guaranty Agreement.

       13. ASSIGNMENT OR TRANSFER OF LIABILITIES. The Bank may, from time to time, without notice to the Guarantor, assign or transfer any or all of the Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Obligations shall be and remain Obligations for the purposes of this Corporate Guaranty Agreement, and each and every immediate and successive assignee or transferee of any of the Obligations or of any such interest therein shall, to the extent of the interest of such assignee or transferee in the Obligations, be entitled to the benefits of this Corporate Guaranty AGREEMENT TO the same extent as if such assignee or transferee were the transferor; provided, however, that, unless the Bank shelf otherwise consent in writing, the Bank shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Corporate Guaranty Agreement, for the benefit of the Bank, as to those of the Obligations which shall not have been assigned or transferred

       14. EVENTS OF DEFAULT. Each of the following shall constitute an event of default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

             (a)    An Event of Default as defined in the Loan Agreement.

             (b) Any representation or warranty made by the Guarantor under this Corporate Guaranty Agreement or any other agreement, report, certificate, financial statement or other instrument referred to in and furnished to the Bank in connection herewith shall prove incorrect or misleading in any material respect when made or when deemed to have been made.

             (c) The Guarantor shall default in the performance or observance of any agreement or covenant contained in this Corporate Guaranty Agreement (other than a covenant or agreement or default in the performance or observance of which is elsewhere in this ss. 14 specifically dealt with) and the continuance of such default for a period of forty-five
                    (45) days.

             (d) The filing by the Guarantor of a Petition for the appointment of a trustee with respect to itself or any of its property.

             (e) The making by the Guarantor of an assignment for the benefit of creditors,

             (f) The commencement by the Guarantor of a case in bankruptcy or insolvency or for compromise, adjustment or other relief under the laws of the United States or of any state relating to the relief of debtors.

             (g) The failure of the Guarantor to obtain the dismissal, within sixty (60) days after service upon the Guarantor of any case commenced against the Guarantor (i) for the appointment of a trustee for the Guarantor, of any of its property or (ii) in bankruptcy or insolvency or for compromise, adjustment or other relief under the laws of the United States or of any state relating to the relief of debtors.

             (h) The failure of the Guarantor to generally pay its debts as such debts become due.

             (i) The making, or the attempted making, by the Guarantor of a fraudulent conveyance within the meaning of the Uniform Fraudulent Conveyances Act

         15. Consequences of Event of Default. If any Event of Default shall have occurred and be continuing, the Bank may proceed hereunder against the Guarantor and the Bank shall have, in its sole discretion, the right to proceed first and directly against the Guarantor under this Corporate Guaranty Agreement without proceeding first or concurrently against the Borrower, exhausting any other remedies it may have (including without limitation, any remedies under the Loan Agreement) or without resorting to any other security held by the Bank. This is a guaranty of payment and not of collection and the Guarantor further waives any right to require that any action first be brought against the Borrower or any other person or party or to require THAT RESORT be had to any security.

         16. Cumulative Remedies, Delays. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Corporate Guaranty Agreement be binding upon the Bank except as expressly set forth in a writing duly signed and delivered by the Bank. No action of the Bank permitted hereunder shall in any way affect or impair the rights of the Bank and the obligations of the Guarantor under this Corporate Guaranty Agreement. For the purpose of this Corporate Guaranty Agreement, Obligations shall include all Obligations, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense, as to the invalidity or unenforceability of any such Obligations, and no such claim or defense shall affect or impair the obligations of the Guarantor hereunder.

         17. SUBORDINATION. The Guarantor hereby subordinates any and all claims which it now has, or in the future may acquire, as a creditor of the Borrower to the prior payment and satisfaction in full of this Corporate Guaranty Agreement. If prior to the payment and satisfaction of this Corporate Guaranty Agreement, the Guarantor would, without reference to the provisions of this ss. 17, be entitled to receive any payment on account of any claim of this Guarantor against the Borrower, all such Payments shall be made instead to the Bank until the Obligations have been paid and satisfied in full, and the Guarantor hereby so directs. If the Guarantor receives any payment on account of any claim of the Guarantor against the Borrower, the Guarantor shall immediately pay the same over to the Bank to be applied to the payment or satisfaction of the Obligations, if any. Notwithstanding the foregoing, unless an Event of Default has occurred, and any such Event of Default has not been either waived or acknowledged to have been cured in writing by the Bank, the Guarantor may receive and retain payments from the Borrower.

         18. NOTICES. Each notice, certificate, request or other communication to be given or made in accordance with this Corporate Guaranty Agreement shall be deemed to be made or given on the earlier of (i) three (3) days after the same is mailed (first-class mail, postage prepaid) to the party to receive the same at its address set forth below, or (ii) the date such notice is actually received.

              It to Bank:

                    Bank One, N.A.
                    100 East Broad Street
                    Columbus, Ohio 43271-0170
                    Attention- David Clark, Vice President
                    Facsimile: (614) 248-5518

             If to the Guarantor

                    Denison International, plc.
                    142-49 Industrial Parkway
                    Marysville, Ohio 43040
                    Attention: Bruce A. Smith

                    Facsimile:  (937) 644-0827

or to such other address which the Bank or the Guarantor shelf have given to the other.

       ss. 19. AMENDMENTS, MODIFICATIONS, ETC. No amendment, modification, termination, or waiver of any provision of this Corporate Guaranty Agreement nor consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances

       ss. 20. APPLICABLE LAW This Corporate Guaranty Agreement shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of the State of Ohio.

       ss. 21. SEVERABILITY. Any provision of this Corporate Guaranty Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

       ss. 22. COUNTERPARTS. This Corporate Guaranty Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

       ss. 23. MERGER. This Corporate Guaranty Agreement reflects the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements or understandings with respect thereto in their entirety. This Corporate Guaranty Agreement may be executed simultaneously in several counterparts, each of which shall be regarded as an original.

       ss. 24. HEADINGS. Headings of the sections of this Corporate Guaranty Agreement are for convenience only and shall not affect the construction of this Corporate Guaranty Agreement.

       ss. 25. EFFECTIVE DATE. This Corporate Guaranty Agreement shall become effective upon the execution, consent or acknowledgment of a counterpart hereof by each of the parties.

       ss. 26. WAIVER OF JURY TRIAL. THE BANK AND THE GUARANTOR HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BANK AND THE GUARANTOR ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS CORPORATE GUARANTY AGREEMENT, ANY OTHER RELATED DOCUMENTS, OR ANY RELATIONSHIP BETWEEN THE BANK AND THE GUARANTOR PURSUANT TO THIS CORPORATE GUARANTY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. THIS

 PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE TRANSACTIONS DESCRIBED IN THIS CORPORATE GUARANTY AGREEMENT. THIS PROVISION SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE ANY REMEDIES AVAILA1BLE TO IT.

       27. ARBITRATION. The Bank and the Guarantor agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Corporate Guaranty Agreement, or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other piece selected by mutual agreement of the parties. No act to take or dispose of any collateral contemplated in the Corporate Guaranty Agreement hereunder shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness of reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award tendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

         28. Confession of Judgment. The Guarantor hereby, irrevocably authorizes any attorney-at-law to appear for the undersigned in an action on this Corporate

Guaranty Agreement at any time after the same becomes effective in any court of record in or of the State of Ohio, and to waive the issuing and service of process against the undersigned and to confess judgment in favor of the holder of this Corporate Guaranty Agreement against the undersigned for the amount that may be due pursuant to the Obligations, with interest at the rate therein mentioned and cost of suit, and to waive and release all errors in such proceedings and judgment, and all petitions in error and rights of appeal from the judgment rendered. The foregoing warrants of attorney shall survive any judgment, and, if any Judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned waives any conflict of interest in the Bank's attorney confessing Judgment against the undersigned pursuant to the foregoing warrant of attorney and further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other thing of value from the Bank.

       This Corporate Guaranty Agreement has been executed by the Guarantor and has been acknowledged by the Bank all effective as of the date first written above.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

                                       DENISON INTERNATIONAL, plc.

                                       By:

Acknowledged and Agreed:

BANK ONE, N.A.

By:
Title: